UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

WESTERN ASSET HIGH INCOME OPPORTUNITY FUND INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESTERN ASSET HIGH INCOME OPPORTUNITY FUND INC.

55 Water Street, New York, New York 10041

On page 16 of the Proxy Statement dated December 29, 2010, the first paragraph under the heading, "Submission of Stockholder Proposals and Other Stockholder Communications", is replaced by the following text to reflect the correct reference to the 2012 Annual Meeting of Stockholders (revised dates are underlined):

All proposals by stockholders of the Fund that are intended to be presented at the 2012 Annual Meeting of Stockholders must be received by the Fund for inclusion in the Fund's proxy statement and proxy relating to that meeting no later than August 31, 2011. Any stockholder who desires to bring a proposal at the 2012 Annual Meeting of Stockholders without including such proposal in the Fund's proxy statement must deliver written notice thereof to the Secretary of the Fund (addressed to c/o Legg Mason, 100 First Stamford Place, 7th Floor, Stamford, CT 06902) during the period from October 30, 2011 to November 29, 2011. However, if the Fund's 2012 Annual Meeting of Stockholders is held earlier than December 29, 2011 or later than March 29, 2012, such written notice must be delivered to the Secretary of the Fund no earlier than 90 days before the date of the 2012 Annual Meeting of Stockholders and no later than the later of 60 days prior to the date of the 2012 Annual Meeting of Stockholders or 10 days following the public announcement of the date of the 2012 Annual Meeting of Stockholders. Stockholder proposals are subject to certain regulations under the federal securities laws.